Exhibit 1

2116-130 Adelaide St. W.
Toronto, Ontario
Canada M5H 3P5
www.napalladium.com

For Immediate Release	Symbols: TSX - PDL
November 5, 2007	AMEX - PAL

North American Palladium Third Quarter

Conference Call Confirmation

Toronto, Ontario – North American Palladium Ltd. (“NAP”) is pleased to announce that the Company will release its third quarter financial results Tuesday November 6th before market open. A conference call to discuss the results will be held on Tuesday November 6th, 2007 at 4:30 p.m. ET, presided by Mr. Jim Excell, President and Chief Executive Officer. A question and answer period will immediately follow.

To participate in the conference call, please dial one of the following numbers at least five minutes prior to the scheduled time:

Conference Call:  Tuesday November 6th 4:30 p.m. ET

Local Toronto /Overseas:	(416) 641-6126
Toll free North America:	1-866-542-4237

To access a replay of the conference call until November 13, 2007:
Local Toronto/Overseas:	(416) 695-5800
Toll-free:	1-800-408-3053, access code 3240996

North America Palladium will also host a live audio webcast. The webcast will be available via www.napalladium.com or http://www.vcall.com/IC/CEPage.asp?ID=122789. Thereafter access will be available from the Company’s website at www.napalladium.com, Investor Centre page, under Conference Calls.

North American Palladium is Canada’s foremost primary producer of palladium. The Company’s core palladium business at the Lac des Iles mine is strengthened by a significant contribution from nickel, platinum, gold and copper by-product metals. The Company continues to pursue three development projects: the Offset High Grade Zone at its Lac des Iles mine, the Shebandowan Project, located approximately 100 kilometers from the mine, and the Arctic Platinum Project in Finland.

Please visit www.napalladium.com for further information on North American Palladium.

For further information, please contact:

Jim Excell

President and Chief Executive Officer

Tel: (416) 360-7971 Ext. 223

Email: jexcell@napalladium.com

Or

Linda Armstrong

Director, Investor Relations

Tel: (416) 360-7971, Ext 226

Email: larmstrong@napalladium.com